Exhibit 5.1

SP PLUS CORPORATION
200 East Randolph Street, Suite 7700
Chicago, Illinois 60601-7702
(312) 274-2000

May 4, 2016

The Board of Directors SP Plus Corporation 200 East Randolph Street, Suite 7700 Chicago, Illinois 60601-7702
Re:Registration Statement on Form S-8 dated May 4, 2016
Long-Term Incentive Plan (the “Plan”)
I am Executive Vice President, General Counsel and Secretary of SP Plus Corporation (the “Company”), a Delaware corporation (the “Company”). In that capacity, I have acted as counsel for the Company in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, to register 800,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), reserved for issuance pursuant to the Plan.
In arriving at the opinion expressed below, I, or attorneys under my supervision, have participated in the preparation of the Form S-8 Registration Statement relating to the Plan. In addition, I, or attorneys under my supervision, have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable us to render the opinion set forth below. In my examination, I have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to me as copies.
On the basis of the foregoing, and in reliance thereon, I am of the opinion that the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, will be legally and validly issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,

/s/ Robert N. Sacks
Robert N. Sacks